Coopers & Lybrand               Coopers & Lybrand L.L.P.
a professional services firm
One Post Office Square          telephone (617) 478-5000
Boston, MA 02109                facsimile (617) 478-5900
One International Place         telephone (617) 478-5000
Boston, MA 02110                facsimile (617) 478-3900

                                         April 25, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Royce OTC Micro-Cap, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 22, of Schedule 14A, as part of the Company's Proxy Statement for the year ended December 31, 1994. We agree with the statements concerning our Firm in such Proxy Statement.

                                           Very truly yours,

                                         Coopers & Lybrand L.L.P.

                                         Coopers & Lybrand L.L.P.